Exhibit 99.3

PRESS RELEASE
FOR IMMEDIATE RELEASE

Veritex Holdings, Inc. Declares Cash Dividend on Common Stock

Dallas, TX – April 27, 2021 – Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or the “Company”), the parent holding company for Veritex Community Bank, today announced the declaration of a quarterly cash dividend of $0.17 per share on its outstanding common stock. The dividend will be paid on or after May 20, 2021 to shareholders of record as of May 6, 2021.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.
Forward Looking Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements include statements regarding Veritex's projected plans and objectives, including the expected payment date of its common stock dividend. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and Veritex assumes no duty to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.
Source: Veritex Holdings, Inc.
Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com